Exhibit A
                           to

     Annual Report Concerning Foreign Utility Companies
                           on


          Form U-33-S for the Fiscal Year ended
                    December 31, 1998


                        Filed by


                      SEMPRA ENERGY


     The following organizational chart shows the relationship of Sempra Energy and its system public-utility companies to each foreign utility company:

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SEMPRA ENERGY

     - Enova Corporation

        - San Diego Gas & Electric Company

     - Pacific Enterprises

        - Southern California Gas Company

     - Sempra Energy International

        - Enova International

           - Sempra Energy Mexico, S.A. de C.V. (99.8%)

              - DGN de Chihuahua S. de R.L. de C.V. (47.5%)

              - Distribuidora de Gas Natural de Mexicali, S.
                de R.L. de C.V. (30%)

        - Pacific Enterprises International

           - Sempra Energy International (Espana) S.L.

              - Sodigas Pampeana S.A. (21.5%)

                 - Camuzzi Gas Pampeana S.A. (70%)

              - Sodigas Sur S.A. (21.5%)

                 - Camuzzi Gas del Sur S.A. (90%)

           - Pacific Enterprises International (Cayman I)

              - Pacific Enterprises International Mexico I (99%)

                 - Distribuidora de Gas Natural de Mexicali, S.
                   de R.L. de C.V. (30%)

                 - DGN de Chihuahua, S. de R.L. de C.V. (47.5%)

        - Pacific Enterprises International (Cayman II)

              - Pacific Enterprises International Mexico I (1%)